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                                                              EXHIBIT NO. 99.10

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 79 to Registration No. 2-11401 of Massachusetts Investors Trust, of our report dated February 8, 2001, appearing in the annual report to shareholders for the year ended December 31, 2000, and to references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE, LLP
----------------------------
Deloitte & Touche, LLP


Boston, Massachusetts
February 26, 2001